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                                                                    EXHIBIT 99.3

                                     PROXY
                           CENTRAL BANKSHARES, INC.
                            502 SECOND STREET SOUTH
                            CORDELE, GEORGIA 31015
                           Telephone: (912) 273-7700

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                          OF CENTRAL BANKSHARES, INC.

     The undersigned hereby appoints ______________________________

and ________________________, or either of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of Central Bankshares, Inc. which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Meeting") to be held on _____________, 1996, or any adjournment or post-ponement thereof, on the following matters:

     1. PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER BETWEEN CENTRAL BANKSHARES, INC. AND ABC BANCORP PROVIDING FOR THE MERGER OF CENTRAL BANKSHARES, INC. WITH AND INTO ABC BANCORP.

          FOR ___________   AGAINST ___________   ABSTAIN _______

     2. In their discretion upon such other business as may properly come before the Meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 1.
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     Please sign exactly as name appears on stock certificate(s).  If there are two or more owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: ___________________    ____________________________________________
                              (Signature)

                              ____________________________________________
                              (Signature if held jointly)

                              Your vote is important,
                              Please mark, sign, date and
                              return this Proxy promptly,
                              using the enclosed envelope.